UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 9, 2008
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Principal Officers

The Synthetech Board of Directors has appointed Dr. Gregory R. Hahn as Synthetech's President and Chief Executive Officer, effective July 1, 2008.  Since September 2006, Dr. Hahn has served as Synthetech's President and Chief Operating Officer.  Dr. Hahn will replace as Chief Executive Officer Dr. Daniel T. Fagan, who will continue as Synthetech's Chairman of the Board.  Synthetech intends to leave vacant for the foreseeable future the position of Chief Operating Officer.

Dr. Hahn, age 52, joined Synthetech as President and Chief Operating Officer in September 2006.  Prior to joining Synthetech, Dr. Hahn worked for the FMC Corporation since 1999, most recently as the Organics Global Business Director for its Lithium Division, based in Charlotte, North Carolina.  His experience previous to FMC was as Vice President, Sales, at Sigma Aldrich Fine Chemicals, St. Louis, Missouri, and as Marketing and Development Manager at Koch Chemical Company, Corpus Christi, Texas.  Dr. Hahn received his Bachelor of Science in Chemistry from Pacific Lutheran University, Tacoma, Washington, and his Doctor of Philosophy, Organic Chemistry from the University of California, Davis.

The press release announcing these management changes involving Drs. Fagan and Hahn is filed as an exhibit to this Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Synthetech, Inc. Press Release dated June 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2008	By:	/s/ Gary Weber
Gary Weber
Vice President of Finance,
Chief Financial Officer